                                                                      EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of the Registrant as of January 1, 1995 all of which are wholly-owned:

                                                                 STATE OF
PARENT                                                        INCORPORATION
- ------                                                        -------------
Service Merchandise Company, Inc.                             Tennessee

SUBSIDIARIES
- ------------

Service Merchandise Co. Broad, Inc.                           Tennessee
Service Merchandise Co. No. 34, Inc.                          Tennessee
Service Merchandise Co. No. 35, Inc.                          Tennessee
Service Merchandise Co. No. 51, Inc.                          Tennessee
Service Merchandise Co. No. 93, Inc.                          Tennessee
Service Merchandise Co. No. 30, Inc.                          Tennessee
Service Merchandise Company of Iowa, Inc.                     Tennessee
Service Merchandise Company of Kansas, Inc.                   Tennessee
The Toy Store, Inc.                                           Tennessee
B. A. Pargh Co., Inc.                                         Tennessee
Cherry-Tolleson, Inc.                                         Tennessee
Service Merchandise Showrooms, Inc.                           Tennessee
Wholesale Supply Company, Inc.                                Tennessee
Homeowners Warehouse, Inc.                                    Florida
The Lingerie Store, Inc.                                      Tennessee
The McNally Supply Company                                    Tennessee
SMC Aviation, Inc.                                            New Hampshire
Porta-File                                                    Tennessee
H. J. Wilson Co., Inc.                                        Louisiana
Service Merchandise of New York, Inc.                         Tennessee
Travel Management Consultants, Inc.                           Tennessee
Service Merchandise of West Virginia, Inc. (Co.)              Tennessee
A. F. S. Marketing Services, Inc.                             Tennessee
Service Merchandise  Financial Co., Inc.                      Tennessee
Service Merchandise Indiana Partners                          Indiana
Service Merchandise of Texas, Limited Partnership             Delaware
